RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into effective as of January 14, 2011 by and between TIMOTHY H. SIMONS (“Simons”) and DAN GEFROH (“Gefroh”)(collectively, Simons and Gefroh are referred to as the  “Conveyors,” individually a “Conveyor”) and NACEL ENERGY CORPORATION (the "Company").

In consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the parties agree as follows:

I.	EXCHANGE OF STOCK.

1.1           Agreement to the Transfer, Convey and Assign.   Subject to the terms and conditions of this Agreement, each Conveyor hereby agrees to transfer, convey and assign to the Company the following shares of the restricted common stock of Crownbutte Wind Power, Inc. (“Crownbutte”) in exchange for the issuance and delivery to him of the shares of the Company’s restricted common stock as set forth adjacent said Conveyor’s name:

	Crownbutte Shares	Company Shares
Name	Transferred to the Company	Received by Conveyor

Timothy H. Simons	6,500,000 shares	3,250,000 shares

Dan Gefroh	4,000,000 of 5,000,000 shares	2,000,000 shares

1.2           Closing.  The closing provided for in this Agreement shall be held on January  , 2011 at a place and time mutually agreed upon by the parties, unless otherwise agreed to by the parties.

1.3           Actions at Closing.  At the Closing, the parties shall do the following:

(a)           Actions by Conveyors.   Each Conveyor shall do the following:

(i)            Simons shall deliver to the Company a restricted stock certificate representing the Crownbutte shares which he is transferring  to the Company as set forth in Section 1.1 above together with an executed Irrevocable Stock Power conveying the said Crownbutte shares to the Company with a Medallion Signature Guarantee noted thereon.

(ii)           Gefroh shall deliver to the Company a restricted stock certificate representing 4,000,000 Crownbutte shares which he is transferring  to the Company as set forth in Section 1.1 above together with an executed Irrevocable Stock Power conveying the said Crownbutte shares to the Company with a Medallion Signature Guarantee noted thereon.

(iii)          Simons shall deliver to the Company a Board Resolution of Crownbutte effecting the appointment of two persons designated by the Company as members of Crownbutte’s Board of Directors as provided for in Section 1.5(c) below.

(iv)           Each Conveyor shall execute and deliver such other instructions and/or documents as may be necessary or appropriate in order to consummate the exchange  transaction as provided for herein.

(b)           Actions by Company.  The Company shall do the following:

(i)            Deliver to each Conveyor a stock certificate representing the Company shares which each Conveyor is acquiring from the Company as set forth in Section 1.1 above.

(ii)           Deliver to the Conveyors a Board Resolution effecting the appointment of Simons as a member of the Company’s Board of Directors as provided for in Section 1.4(c) below.

(iii)          The Company shall execute and deliver such other instructions and/or documents as may be necessary or appropriate in order to consummate the exchange  transaction as provided for herein.

1.4.         Conveyors’ Conditions to Closing:  The obligations of Conveyors to close the transactions contemplated under this Agreement are subject, at the option of Conveyors,  to the satisfaction at or prior to the Closing of the following conditions:

(a)           All representations and warranties of Company contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing;

(b)           Company shall have performed and satisfied in all material respects all agreements required by this Agreement to be performed and satisfied by Company at or prior to the Closing;

(c)           Company shall cause, at and as of the Closing, Simons to be appointed as a member of its Board of Directors; and

(d)           No suit, action or other proceedings against the Company shall be pending before any court or governmental entity in which it is sought to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages in connection with the transactions contemplated herein.

Should the above conditions not be satisfied to Conveyors’ satisfaction as of the Closing, Conveyors shall be entitled to terminate this Agreement without further liability between the Company and Conveyors except as may be otherwise provided in this Agreement.

1.5.  Company's Conditions to Closing:  The obligations of the Company to close the transactions contemplated under this Agreement are subject, at the option of the Company, to the satisfaction at or prior to the Closing of the following conditions:

(a)           All representations and warranties of Conveyors contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing;

(b)           Conveyors shall have performed and satisfied in all material respects all agreements required by this Agreement to be performed and satisfied by Conveyors at or prior to the Closing;

(c)           Simons shall cause Crownbutte to obtain, at and as of the Closing, the resignations of all members of its Board of Directors except for Simons and to cause, at and as of the Closing, two persons as designated by the Company to be appointed as members of the Board of Directors of Crownbutte;

(d)           Other than pending litigation matters against Crownbutte as disclosed by Conveyors to the Company, no additional suit, action or other proceedings shall be pending against Crownbutte before any court or governmental entity in which Crownbutte is sought to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages in connection with the transactions contemplated herein; and

Should the above conditions not be satisfied to Company's satisfaction as of the Closing, Company shall be entitled to terminate this Agreement without further liability between the Company and Conveyors except as may be otherwise provided in this Agreement.

II.	REPRESENTATIONS.

2.1           Conveyor Representations.  Each Conveyor represents and warrants as follows with each representation and warranty being material and being relied upon by the Company:

(a)           Marketable Title.  The Conveyor has and will convey to the Company good and marketable title in and to the Crownbutte shares which he owns as noted in Section 1.1 above free and clear of any and all liens, claims, encumbrances, other pledges or security interests, and all other defects of title.

(b)           Investment Intent.   Simons  is acquiring the Company shares as noted in Section 1.1 above for investment and not with a view to the further distribution, and Simons has no present agreement, understanding, or arrangement to subdivide the Company shares acquired or to offer for sale, sell or otherwise transfer any of the Company shares to any person.

Gefroh is acquiring the Company shares as noted in Section 1.1 above for investment and not with a view to the further distribution, and Gefroh has no present agreement, understanding, or arrangement to subdivide the Company shares acquired or to offer for sale, sell or otherwise transfer any of the Company shares to any person. Notwithstanding the foregoing, Gefroh may, from time to time after completion of a six month holding period of the subject Company shares, sell some or all of his shares, subject to compliance with SEC Rule 144.

(c)           Risk of Loss.  The Conveyor has the financial ability to bear the economic risk of his investment in the Company shares as noted in Section 1.1 above, has adequate means of providing for his current needs and personal contingencies, and has no need for liquidity in his investment in the Company shares.

(d)           Business Acumen.  The Conveyor has knowledge and experience in financial and business matters, either by himself or with his offeree representative (if any), and is capable of evaluating the merits and risks of investing in the Company shares as noted in Section 1.1 above.

(e)           Access to Information.  The Company has been afforded the Conveyor and his advisors full and complete access to information in its possession or control with respect to the Company and its financial statements and business affairs including, without limitation, the Company’s SEC filings as available through EDGAR.

(f)           Market for Shares.  The Conveyor is aware that there is presently a  market for the resale of Company's stock but that there are no assurances that a market may exist in the future for such resale, and the Conveyor understands that the Company shares are a speculative investment that involves substantial risk and the Conveyor may lose his entire investment.

(g)           Shares Not Registered.  The Conveyor understands that the Company shares acquired as provided in Section 1.1 above have not been registered under the Securities Act of 1933, as amended (the "Act"), and agrees that the Company shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Act. The Conveyor further understands that, if he desires to sell or transfers all or any part of the Company shares, the Company may require a legal opinion, at the Company’s expense, that the transfer may be made without registration under the Act. The Company agrees, at the Company’s expense, to cause a Rule 144 legal opinion to be provided for the benefit of Gefroh after completion of a six month holding period for the subject Company shares, and further agrees, at the Company’s expense, to request that the transfer agent remove the restrictive legend from the certificate evidencing Gefroh’s shares of the Company in compliance with Rule 144.

(h)           Restrictive Legend.  The Conveyor acknowledges that legends will be conspicuously placed on any certificate(s) evidencing the Company shares being acquired pursuant to this Agreement. Such legends shall include a restrictive investment legend required under applicable securities laws. The Company agrees, at its sole expense, to have the restrictive investment legend removed from the certificate evidencing Gefroh’s shares of the Company’s common stock after completion of Gefroh’s ownership of the subject Company shares for a period of six months, subject to compliance with Rule 144.

(i)           Due Authority.  The Conveyor represents that he has all requisite power and authority to enter into this Agreement and to take all actions provided for herein.

2.2           Company’s Representations. The Company represents and warrants as follows with each representation and warranty being material and being relied upon by the Conveyors:

(a)           Marketable Title.  The Company has and will convey to each of the Conveyors good and marketable title in and to the Company shares as noted in Section 1.1 above free and clear of any and all liens, claims, encumbrances, other pledges or security interests, and all other defects of title.

(b)           Investment Intent.  The Company is acquiring the Crownbutte shares as noted in Section 1.1 above for investment and not with a view to the further distribution, and the Company has no present agreement, understanding, or arrangement to subdivide the Crownbutte shares acquired or to offer for sale, sell or otherwise transfer any of the Crownbutte shares to any person.

(c)           Risk of Loss.  The Company has the financial ability to bear the economic risk of its investment in the Crownbutte shares as noted in Section 1.1 above, has adequate means of providing for its current needs and personal contingencies, and has no need for liquidity in its  investment in the Crownbutte shares.

(d)           Business Acumen.  The Company has knowledge and experience in financial and business matters, either by itself or with its offeree representative (if any), and is capable of evaluating the merits and risks of investing in the Crownbutte shares as noted in Section 1.1 above.

(e)           Access to Information.  The Conveyors have afforded the Company and its advisors full and complete access to information in their possession or control with respect to the Crownbutte and its financial statements and business affairs including, without limitation, Crownbutte’s SEC filings as available through EDGAR.

(f)           Market for Shares.  The Company is aware that there is presently a  market for the resale of Crownbutte's stock but that there are no assurances that a market may exist in the future for such resale, and the Company understands that the Crownbutte shares are a speculative investment that involves substantial risk and the Company may lose its entire investment.

(g)           Shares Not Registered.  The Company understands that the Crownbutte shares acquired as provided in Section 1.1 above have not been registered under the Securities Act of 1933, as amended (the "Act"), and agrees that the Crownbutte shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Act. The Company further understands that, if it desires to sell or transfers all or any part of the Crownbutte shares, Crownbutte may require a legal opinion that the transfer may be made without registration under the Act.

(h)           Restrictive Legend.  The Company acknowledges that legends will be conspicuously placed on any certificate(s) evidencing the Crownbutte shares being acquired pursuant to this Agreement. Such legends shall include a restrictive investment legend required under applicable securities laws.

(i)           Due Authority.  The Company represents that it has all requisite power and authority to enter into this Agreement and to take all actions provided for herein.

III.	OTHER AGREEMENTS

3.1.           Public Statements.  Neither Crownbutte nor any party hereto shall make any public statements concerning the transactions contemplated herein without first obtaining the prior written consent and approval of the Company and Simons as to the substance and form of any such press release or other public statement.

3.2.          Expenses.   Each party to this Agreement shall bear their own respective costs and expenses in connection with any negotiations related to, or pertaining to, the transaction contemplated herein, the preparation of this Agreement and consummation of the transaction contemplated herein, except as may be otherwise be provided in this Agreement concerning  removal of restrictive legends on certificates evidencing Gefroh’s shares of the Company’s common stock.

3.3.          Finder's and Broker's Fees.  The parties hereto have not retained the services of any person in connection herewith and the parties agree to mutually indemnify and hold each other harmless from any and all loss, claims, costs and expenses (including attorney's fees) occasioned to the other by reason of the claim of any person to compensation arising from the consummation of the transactions provided for herein.

3.4           Further Assurances.  At the Closing and thereafter as may be necessary, the parties hereto shall, without further consideration, execute, acknowledge and deliver such other instruments and shall take such other action as may be necessary to carry out their obligations under this Agreement in good faith and with due care.

IV.	GENERAL PROVISIONS

4.1           Survival of Representations.  All representations and warranties made hereunder shall survive this Agreement.

4.2           Notices.  Any notices required or permitted to be given hereunder shall be sufficient if in writing and if sent by certified or registered mail to the last known address of either party.

4.3           Waiver of Breach.  The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

4.4           Binding Effect.  This Agreement shall be binding upon the parties hereto and their respective personal representatives, successors and assigns.

4.5           Entire Agreement.  This instrument contains the entire agreement of the parties with respect to the subject matter hereof and it may not be changed orally but only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

4.6           Interpretation. This Agreement shall be interpreted and construed in accordance with the laws of the State of Wyoming.

4.7           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party.

4.8           Joint Preparation.  This Agreement shall be deemed for all purposes to have been prepared through the joint efforts of the parties hereto and shall not be construed for or against one party or any other party as a result of the preparation, submittal, drafting, execution or other event of negotiation hereof.

4.9           Counterparts; Facsimile Signature.  This Agreement may be executed in counterparts, but such counterparts together shall constitute one and the same instrument. This Agreement may be executed by telefax signature which shall be valid and binding as original signatures for all purposes (evidentiary or otherwise).

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IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

CONVEYORS:

/s/ Timothy H. Simons
Timothy H. Simons

/s/ Dan Gefroh
Dan Gefroh

COMPANY:

NACEL ENERGY CORPORATION

By	/s/ Mark Schaftlein
Mark Schaftlein, Chief Executive Officer

CONSENT AND APPROVAL

THE UNDERSIGNED, Crownbutte Wind Power, Inc., hereby consents and agrees to the provisions contained in Sections 1.3(a)(iii), 1.5(c), 3.1 and 3.4 of the foregoing Restricted Stock Purchase Agreement which shall be binding and enforceable upon it. The person executing for and on behalf of the undersigned represents that he has authority to make the agreements provided for herein on behalf of the undersigned corporation.

EXECUTED on this     19     day of January, 2011.

CROWNBUTTE WIND POWER, INC.

By	/s/ Timothy H. Simons
Timothy H. Simons, CEO